KBR MANAGEMENT PERFORMANCE PAY PLAN
RESTATED JANUARY 1, 2020

TABLE OF CONTENTS

ARTICLE I PURPOSE......................................................................................................................................1
ARTICLE II DEFINITIONS.............................................................................................................................1

2.1	Definitions............................................................................................................................1

2.2	Number.................................................................................................................................3

2.3	Heading................................................................................................................................3
ARTICLE III PARTICIPATION........................................................................................................................3

3.1	Participants...........................................................................................................................3

3.2	Partial Plan Year Participation..............................................................................................3

3.3	No Right to Participate.........................................................................................................4

3.4	Plan Exclusive......................................................................................................................4

3.5	Consent to Dispute Resolution.............................................................................................4
ARTICLE IV ADMINISTRATION..................................................................................................................5
ARTICLE V REWARD DETERMINATIONS.................................................................................................5

5.1	Performance Measures.........................................................................................................5

5.2	Performance Requirements..................................................................................................5

5.3	Reward Determinations........................................................................................................5

5.4	Reward Opportunities...........................................................................................................5

5.5	Discretionary Adjustments...................................................................................................5
ARTICLE VI DISTRIBUTION OF REWARDS..............................................................................................6

6.1	Form and Timing of Payment...............................................................................................6

6.2	Elective Deferral...................................................................................................................6

6.3	Tax Withholding...................................................................................................................6
ARTICLE VII TERMINATION OF EMPLOYMENT.....................................................................................6

7.1	Termination of Service During Plan Year.............................................................................6

7.2	Termination of Service After End of Plan Year But Prior to the Payment Date...................7
ARTICLE VIII RIGHTS OF PARTICIPANTS AND BENEFICIARIES.........................................................7

8.1	Status as a Participant or Beneficiary...................................................................................7

8.2	Employment.........................................................................................................................7

8.3	Nontransferability................................................................................................................7

8.4	Nature of Plan......................................................................................................................7
ARTICLE IX CORPORATE CHANGE...........................................................................................................8
ARTICLE X AMENDMENT AND TERMINATION......................................................................................8
ARTICLE XI MISCELLANEOUS...................................................................................................................8

11.1	Governing Law.....................................................................................................................8

11.2	Severability..........................................................................................................................8

11.3	Successor..............................................................................................................................9

11.4	Other Agreements.................................................................................................................9

11.5	Effective Date.......................................................................................................................9

i

KBR MANAGEMENT PERFORMANCE PAY PLAN

KBR, Inc. previously established the KBR Management Performance Pay Plan and the Compensation Committee of the Board of Directors of KBR, Inc. hereby amends and restates such plan in its entirety effective January 1, 2020.

ARTICLE I
PURPOSE
The purpose of the Plan is to reward management and other key employees of the Company and its Affiliates for improving financial results which drive the creation of value for shareholders of the Company and thereby, serve to attract, motivate, reward, and retain high caliber employees required for the success of the Company. The Plan provides a means to link total and individual cash compensation to Company performance.
ARTICLE II
DEFINITIONS
2.1    Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

“2006 Plan” shall mean the KBR, Inc. 2006 Stock and Incentive Plan, as amended.

“Affiliate” shall mean a Subsidiary of the Company or a division or designated group of the Company or a Subsidiary.

“Base Salary” shall mean the Participant’s annual base salary as determined on the first day of January during the applicable calendar year (or the first day an employee becomes eligible to participate in the Plan if such day occurs after the first day of January). For purposes of this calculation, Base Salary includes base salary a Participant could have received in cash in lieu of (i) contributions made on such Participant’s behalf to a qualified plan maintained by the Company or to any cafeteria plan under Section 125 of the Code maintained by the Company and (ii) deferrals of compensation made at the Participant’s election pursuant to a plan or arrangement of the Company or an Affiliate, but excluding any Rewards under the Plan and any other bonuses, incentive pay or special awards.

“Beneficiary” shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under the Plan in the event of the Participant’s death prior to full payment of a Reward.

“Board of Directors” shall mean the Board of Directors of the Company.

“CEO” shall mean the Chief Executive Officer of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall mean KBR, Inc. and its successors.

“Compensation Committee” shall mean the Compensation Committee of the Board of Directors, appointed by the Board of Directors from among its members, no member of which shall be an employee of the Company or a Subsidiary.

“Dispute Resolution Program” shall mean the KBR Dispute Resolution Program, as amended.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Key Employees” shall mean regular, full-time employees of the Company or an Affiliate below the Senior Executive (as defined in the KBR Senior Executive Performance Pay Plan) level, as determined by the CEO.

“Participant” shall mean any Key Employee who participates in the Plan pursuant to the provisions of Article III hereof. An employee shall not be eligible to participate in the Plan while on a leave of absence.

“Participant Category” shall mean a grouping of Participants determined in accordance with the applicable provisions of Article III.

“Payment Date” shall mean, with respect to a particular Plan Year, the date the Reward is actually paid, which shall be as soon as administratively practicable following the end of the applicable Plan Year, but in no event later than the March 15th following the end of the applicable Plan Year.

“Performance Goals” shall mean, for a particular Plan Year, established levels of applicable Performance Measures.

“Performance Measures” shall mean the criteria used in determining Performance Goals for particular Participant Categories, which may include one or more of the performance measures identified in Article XI of the 2006 Plan. Performance Measures may vary from business unit to business unit and from Participant to Participant within a particular business unit as deemed appropriate.

“Plan” shall mean the KBR Management Performance Pay Plan restated effective January 1, 2020, and as the same may thereafter be amended from time to time.

“Plan Year” shall mean the calendar year ending each December 31.

“Reward” shall mean the dollar amount of incentive compensation payable to a Participant under the Plan for a Plan Year determined in accordance with Section 5.3.

“Reward Opportunity” shall mean, with respect to each Participant Category, incentive reward payment amounts, expressed as a percentage of Base Salary, which correspond to various levels of pre-established Performance Goals, determined pursuant to the Reward Schedule.

“Reward Schedule” shall mean the schedule which aligns the level of achievement of applicable Performance Goals with Reward Opportunities for a particular Plan Year, such that the level of achievement of the pre-established Performance Goals at the end of such Plan Year will determine the actual Reward.

“Subsidiary” shall mean at any given time, a company (whether a corporation, partnership, limited liability company or other form of entity) in which the Company or any other of its Subsidiaries or both owns, directly or indirectly, an aggregate equity interest of 50% or more.

2.2    Number. Wherever appropriate herein, words used in the singular shall be considered to include the plural, and words used in the plural shall be considered to include the singular.

2.3    Headings. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between headings and the text of the Plan, the text shall control.

ARTICLE III
PARTICIPATION
3.1    Participants. Active employees, as designated annually as Participants by the CEO, or his delegate, each Plan Year, shall be Participants for such Plan Year.

3.2    Partial Plan Year Participation. If, after the beginning of the Plan Year, (i) a person is newly hired, promoted or transferred into a position in which he or she is a Key Employee, or (ii) an employee who was not previously a Participant for such Plan Year returns to active employment following a leave of absence and is a Key Employee, the CEO, or his delegate, may designate in writing such person as a Participant on a prorated basis (determined based on the ratio of the number of days as an active Participant in the Plan during the Plan Year to the number of days in the Plan Year) for such Plan Year beginning effective as of the first day of the month following such designation.

If an employee who has previously been designated as a Participant for a particular Plan Year takes a leave of absence during such Plan Year, all of such Participant’s rights to a Reward for such Plan Year shall be forfeited, unless the CEO, or his delegate, shall determine that such Participant’s Reward for such Plan Year shall be prorated based upon the ratio of the number of days as an active Participant in the Plan during the Plan Year to the number of days in the Plan Year, in which case the prorated portion of the Reward shall be paid in accordance with the provisions of Section 6.1.

Each Participant shall be assigned to a Participant Category at the time he or she becomes a Participant for a particular Plan Year. If a Participant thereafter incurs a change in status due to promotion, demotion, reassignment or transfer, the CEO, or his delegate, may approve such adjustment in such Participant’s Reward Opportunity as deemed appropriate under the circumstances (including termination of participation in the Plan for the remainder of the Plan Year), such adjustment to be made on a prorated basis (pro rata participation in each Participant Category (or, if applicable, termination of participation) shall be determined based on the ratio of the number of days as an active Participant in such Participant Category (or, if applicable, the number of days of non-participation) during the Plan Year to the number of days in the Plan Year) effective as of the first day of the month following such approval, unless some other effective date is specified. All such adjustments shall be documented in writing and filed with the Plan records for the applicable Plan Year.

3.3    No Right to Participate. No Participant or other employee of the Company or an Affiliate shall, at any time, have a right to participate in the Plan for any Plan Year, notwithstanding having previously participated in the Plan.

3.4    Plan Exclusive. No employee shall simultaneously participate in the Plan and in any other short-term incentive plan of the Company or an Affiliate unless such employee’s participation in such other plan is approved by the CEO, or his delegate.

3.5    Consent to Dispute Resolution. Participation in the Plan constitutes consent by the Participant to be bound by the terms and conditions of the Dispute Resolution Program which in substance requires that all disputes arising out of or in any way related to employment with the Company or its Affiliates, including any disputes concerning the Plan, be resolved exclusively through such program, which includes binding arbitration as its last step.

ARTICLE IV
ADMINISTRATION
Each Plan Year, the basis for payments under the Plan in relation to given Performance Goals shall be established, as more fully described in Article V hereof, and, following the end of each Plan Year, the actual Reward payable to each Participant shall be determined. The CEO is authorized to construe and interpret the Plan, to prescribe, amend, and rescind rules, regulations, and procedures relating to its administration and to make all other determinations necessary or advisable for administration of the Plan. The CEO shall have such other authority as is expressly provided in the Plan. In addition, as permitted by law, the CEO may delegate his authority granted under the Plan as deemed appropriate; provided, however, that the CEO may not delegate his authority under Article V hereof. Decisions of the Compensation Committee and the CEO, or the CEO’s delegates, in accordance with the authority granted hereby or delegated pursuant hereto, shall be conclusive and binding. Subject only to compliance with the express provisions hereof, the Compensation Committee, the CEO and the CEO’s delegates may act in their sole and absolute discretion with respect to matters within their authority under the Plan.

ARTICLE V
REWARD DETERMINATIONS
5.1    Performance Measures. A combination of Performance Measures shall be used in determining Performance Goals for any Plan Year.

5.2    Performance Requirements. For each Plan Year, the CEO shall (i) determine the Performance Measures and (ii) establish a Reward Schedule which aligns the level of achievement of applicable Performance Goals with Reward Opportunities, such that the level of achievement of the pre-established Performance Goals at the end of the Plan Year will determine the actual Reward.

5.3    Reward Determinations. After the end of each Plan Year, the CEO shall determine the extent to which the Performance Goals have been achieved, and the amount of the Reward shall be computed for each Participant in accordance with the Reward Schedule.

5.4    Reward Opportunities. The established Reward Opportunities may vary in relation to the Participant Categories and within the Participant Categories. In the event a Participant changes Participant Categories during a Plan Year, the Participant’s Reward Opportunities shall be adjusted in accordance with the applicable provisions of Section 3.2.

5.5    Discretionary Adjustments. Once established, Performance Goals will not be changed during the Plan Year. However, if the CEO, in his sole and absolute discretion, determines that there has been (i) a change in the business, operations, corporate, or capital structure, (ii) a change in the manner in which business is conducted, (iii) any incorrect assumptions, omissions, forecasting, or budgeting used in the initial establishment of the Performance Goals, or (iv) any other material change or event which will impact one or more Performance Goals in a manner the CEO did not intend, then the CEO may make such adjustment as he shall deem appropriate and equitable in the manner of computing the relevant Performance Measures applicable to such Performance Goal or Goals for the Plan Year. In addition, if, within a two-year period beginning on the date that a Reward is paid, the basis upon which the Performance Goals were achieved for a Plan Year changes because of any restatement of the Company’s financial results for the same Plan Year, and the Reward is determined to be an overpayment based on such Plan Year’s restated financial results, the CEO may, in his sole discretion, seek recovery of the amount of the Reward determined to be an overpayment or hold the overpayment as debit against future Rewards. Notwithstanding the foregoing, the clawback in this Section 5.5 shall be automatically amended to meet any clawback policy adopted by the Company, including, but not limited to, any clawback policy adopted to satisfy the minimum clawback requirements adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations thereunder or any other applicable law.

ARTICLE VI
DISTRIBUTION OF REWARDS
6.1    Form and Timing of Payment. Except as provided below, the amount of each Reward shall be paid in a cash lump sum on the Payment Date. In the event of termination of a Participant’s employment prior to the Payment Date for any reason other than death (in which case payment shall be made in accordance with the applicable provisions of Article VII), the amount of any Reward (or prorated portion thereof) payable pursuant to the provisions of Sections 7.1 or 7.2 shall be paid in cash on the Payment Date.

6.2    Elective Deferral. Nothing herein shall be deemed to preclude a Participant’s election to defer receipt of a percentage of his or her Reward beyond the time such amount would have been payable hereunder pursuant to the KBR Elective Deferral Plan or other similar plan and in compliance with the requirements of Section 409A of the Code and related regulations and U.S. Department of Treasury pronouncements.

6.3    Tax Withholding. The Company or employing entity through which payment of a Reward is to be made shall have the right to deduct from any payment hereunder any amounts that Federal, state, local or foreign tax laws require with respect to such payments.

ARTICLE VII
TERMINATION OF EMPLOYMENT
7.1    Termination of Service During Plan Year. In the event a Participant’s employment is terminated prior to the last business day of a Plan Year for any reason other than death, normal retirement at or after age 65, or disability (as determined under the Company’s Long Term Disability Plan), all of such Participant’s rights to a Reward for such Plan Year shall be forfeited, unless the CEO, or his delegate, shall determine that such Participant’s Reward for such Plan Year shall be prorated (determined based on the ratio of the number of days as an active Participant in the Plan during the Plan Year to the number of days in the Plan Year), in which case the prorated portion of the Reward shall be paid in accordance with the provisions of Section 6.1. In the case of death during the Plan Year, the prorated amount of such Participant’s Reward (determined based on the ratio of the number of days as an active Participant in the Plan during the Plan Year to the number of days in the Plan Year) shall be paid to the Participant’s estate, or if there is no administration of the estate, to the heirs at law, on the Payment Date. In the case of disability or normal retirement at or after age 65, the prorated amount (determined based on the ratio of the number of days as an active Participant in the Plan during the Plan Year to the number of days in the Plan Year) of a Participant’s Reward shall be paid in accordance with the provisions of Section 6.1.

7.2    Termination of Service After End of Plan Year But Prior to the Payment Date. If a Participant’s employment is terminated for any reason other than death, normal retirement at or after age 65, or disability (as determined under the Company’s Long Term Disability Plan) after the end of the applicable Plan Year, but prior to the Payment Date, or if a Participant is employed but is not in good standing with the Company (or its Affiliates), as determined in the absolute and sole discretion of the CEO, on the Payment Date, all of such Participant’s rights to a Reward for such Plan Year shall be forfeited. In the case of death after the end of the applicable Plan Year, but prior to the Payment Date, the amount of the Reward shall be paid to such Participant’s estate, or if there is no administration of the estate, to the heirs at law, as soon as practicable, but not later than the Payment Date. In the case of disability or normal retirement at or after age 65 after the end of the applicable Plan Year, but prior to the Payment Date, or in the absolute and sole discretion of the CEO, the amount of the Reward then unpaid shall be paid to the Participant in accordance with the provisions of Section 6.1.

ARTICLE VIII
RIGHTS OF PARTICIPANTS AND BENEFICIARIES
8.1    Status as a Participant or Beneficiary. Neither status as a Participant or Beneficiary shall be construed as a commitment that any Reward will be paid or payable under the Plan.

8.2    Employment. Nothing contained in the Plan, or in any document related to the Plan or to any Reward, shall confer upon any Participant any right to continue as an employee or in the employ of the Company or an Affiliate or constitute any contract or agreement of employment for a specific term or interfere in any way with the right of the Company or an Affiliate to reduce such person’s compensation, to change the position held by such person or to terminate the employment of such person, with or without cause.

8.3    Nontransferability. No benefit payable under, or interest in, the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, debts, contracts, liabilities or torts of any Participant or Beneficiary; provided, however, that, nothing in this Section 8.3 shall prevent transfer (i) by will, (ii) by applicable laws of descent and distribution, or (iii) pursuant to an order that satisfies the requirements for a “qualified domestic relations order” as such term is defined in section 206(d)(3)(B) of ERISA and section 414(p)(1)(A) of the Code, including an order that requires distributions to an alternate payee prior to a Participant’s “earliest retirement age” as such term is defined in section 206(d)(3)(E)(ii) of ERISA and section 414(p)(4)(B) of the Code. Any attempt at transfer, assignment or other alienation prohibited by the preceding sentence shall be disregarded and all amounts payable hereunder shall be paid only in accordance with the provisions of the Plan.

8.4    Nature of Plan. No Participant, Beneficiary or other person shall have any right, title, or interest in any fund or in any specific asset of the Company or any Affiliate by reason of any Reward hereunder. There shall be no funding of any benefits which may become payable hereunder. Nothing contained in the Plan (or in any document related thereto), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or an Affiliate and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment with respect to a Reward hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company or other employing entity, as applicable. All amounts payable under the Plan shall be paid from the general assets of the Company or employing entity, as applicable, and no special or separate fund or deposit shall be established and no segregation of assets shall be made to assure payment of such amounts. Nothing in the Plan shall be deemed to give any employee any right to participate in the Plan except in accordance herewith.

ARTICLE IX
CORPORATE CHANGE
Unless otherwise provided in an agreement pursuant to Section 11.4, in the event of an Involuntary Termination or termination for Good Reason within two years following a Corporate Change (as such terms are defined in the 2006 Plan and referenced herein as a “Double Trigger Event”), (i) with respect to a Participant’s Reward Opportunity for the Plan Year in which the Double Trigger Event occurred, such Participant shall be entitled to an immediate cash payment equal to the maximum amount of Reward he or she would have been entitled to receive for the Plan Year, prorated to the date of the Double Trigger Event based on the ratio of the number of days as an active Participant in the Plan during the Plan Year through the date of the Double Trigger Event to the number of days in the Plan Year; and (ii) with respect to a Reward earned for the previous Plan Year which has not been paid, such amount shall be paid in cash immediately.

ARTICLE X
AMENDMENT AND TERMINATION
Notwithstanding anything herein to the contrary, the Compensation Committee may, at any time, terminate or, from time to time amend, modify or suspend the Plan; provided, however, that, without the prior consent of the Participants affected, no such action may adversely affect any rights or obligations with respect to any Rewards theretofore earned for a particular Plan Year, whether or not the amounts of such Rewards have been computed and whether or not such Rewards are then payable, subject to the Compensation Committee’s and CEO’s express rights set forth herein.

ARTICLE XI
MISCELLANEOUS
11.1    Governing Law. The Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof, except to the extent preempted by federal law.

11.2    Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

11.3    Successor. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

11.4    Other Agreements. The terms of the Plan shall be subject to, and shall not modify, the terms and conditions of any employment, severance, and/or change-in-control agreement between the Company (or a Subsidiary) and a Participant.

11.5    Effective Date. The effective date of this restatement is January 1, 2020. The Plan shall be effective from and after such date, and shall remain in effect until such time as it may be terminated or amended pursuant to Article X.